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                                 EXHIBIT 23.1
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                                                                    Exhibit 23.1


                                 InterTAN, Inc.

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 17, 1999, except for Note 13, as to which the date is September 8, 1999, which appears on page 46 of the 1999 Annual Report to Shareholders of InterTAN, Inc., which is incorporated by reference in InterTAN, Inc.'s Annual Report on Form 10-K for the fiscal year ended June 30, 1999.


/s/ PricewaterhouseCoopers LLP


PRICEWATERHOUSECOOPERS LLP

Toronto, Ontario
February  8, 2000